EXHIBIT INDEX

99.1 Company Press Release April 24, 2000, titled "Stewart & Stevenson Announces New Vice President of Strategic Operations."

Exhibit 99.1

News From:                                         Stewart & Stevenson
                                                   Corporate Headquarters
                                                   P.O. Box 1637
                                                   Houston, TX  77251-1637

FOR IMMEDIATE RELEASE:

STEWART & STEVENSON SERVICES, INC. ANNOUNCES NEW VICE PRESIDENT OF STRATEGIC OPERATIONS

      HOUSTON, TX - April 24, 2000 - STEWART & STEVENSON SERVICES, INC. (NASDAQ:SSSS), a leading manufacturer, distributor, and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced today the appointment of Mr. Ralph T. "Skip" Tierno, Vice President of Strategic Operations. Mr. Tierno will be responsible for the Company's new business development, internal growth initiatives, supply chain management/e-commerce initiatives, and mergers and acquisitions.

     Mr. Tierno is a graduate of the United States Military Academy, West Point, with a Bachelor of Science in Engineering and holds a Masters degree in Finance from Webster College. Prior to this assignment, he held the position of Vice President of Supply Chain Management for Stewart & Stevenson. Mr. Tierno's previous assignments include vice president and general manager positions with Schlumberger Industries and president of Clarostat Sensors & Control, Inc. in El Paso, Texas. This new appointment will enhance the Company's focus on accelerating its strategy to grow new businesses, while continuing the profitable growth of our core business. Skip has demonstrated a strong performance-based team approach to business leadership. "I am confident in his abilities to achieve our strategic objectives, and I am very pleased to have him in this key executive role," said Michael L. Grimes, President and CEO of Stewart & Stevenson Services, Inc.

Contact:   Mr. David R. Stewart
           Treasurer
Phone:     (713) 868-7657
Fax:       (713) 863-1519
Email:     d.stewart@ssss.com
           HTTP://www.ssss.com